SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                             Worthington Foods, Inc.
    ________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
           _____________________________________________________________________
      (2)  Aggregate number of securities to which transaction applies:
           _____________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________
      (4)  Proposed maximum aggregate value of transaction: ____________________
      (5)  Total fee paid: _____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: _____________________________________________
      (2)  Form, Schedule or Registration Statement No.: _______________________
      (3)  Filing Party: _______________________________________________________
      (4)  Date Filed: _________________________________________________________

                                            PRELIMINARY COPY -- 02/27/97 3:26 PM


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             WORTHINGTON FOODS, INC.
                              900 Proprietors Road
                             Worthington, Ohio 43085
                                 (614) 885-9511


                                                               Worthington, Ohio
                                                                  March 17, 1997
To the Shareholders of
Worthington Foods, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of the Shareholders (the "Annual Meeting") of Worthington Foods, Inc. (the "Company") will be held at The Worthington Hills Country Club, 920 Clubview Blvd. South, Worthington, Ohio 43235 on Tuesday, April 22, 1997, at 11:00 a.m., local time, for the following purposes:

     1.   To elect three directors to serve for terms of three years each.

     2. To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Company's Amended and Restated Articles of Incorporation which would increase the authorized number of Common Shares from 15,000,000 to 30,000,000.

     3. To consider and vote upon a proposal to amend the Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 3, 1997 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of Common Shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.


                                      By Order of the Board of Directors,


                                      Ronald L. McDermott, Secretary

                             WORTHINGTON FOODS, INC.
                              900 Proprietors Road
                             Worthington, Ohio 43085
                                 (614) 885-9511

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of Worthington Foods, Inc., an Ohio corporation (the "Company"), on or about March 17, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Tuesday, April 22, 1997, or at any adjournment(s) thereof. The Annual Meeting will be held at 11:00 a.m., local time, at The Worthington Hills Country Club, 920 Clubview Blvd. South, Worthington, Ohio 43235.

     A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his Common Shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     Only shareholders of the Company of record at the close of business on March 3, 1997 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on March 3, 1997, 8,592,562 Common Shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting.

     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of the Company by further mailing, by telephone, or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of Common Shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such Common Shares.

     The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1996 is enclosed herewith.

                              SECURITY OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of March 3, 1997, certain information with respect to the Company's Common Shares beneficially owned by the only person known by the Company to beneficially own more than 5% of the outstanding Common Shares of the Company:


                                                                   Percent
Name and Address of                Amount and Nature of              of
 Beneficial Owner                  Beneficial Ownership           Class (1)
-------------------                --------------------           ---------

The Huntington Trust Company, N.A.        722,001                   8.4%
41 South High Street
Columbus, Ohio  43215 (2)


________________

(1) The percent of class is based upon 8,592,562 Common Shares outstanding on March 3, 1997.

(2) Includes 640,728 Common Shares held by the Worthington Foods, Inc. Employee Stock Ownership Plan (the "ESOP"). The Huntington Trust Company, as trustee, has sole dispositive power and the Compensation Committee of the Board of Directors has sole investment power with respect to the Common Shares held by the ESOP and each participant in the ESOP has sole voting power with respect to the Common Shares held by the ESOP which are allocated to such participant's account in the ESOP. Included are an aggregate of 65,000 Common Shares held in the ESOP for the accounts of executive officers of the Company as to which such executive officers have sole voting power but no investment/dispositive power.

                              SECURITY OWNERSHIP OF
                         CERTAIN OFFICERS AND DIRECTORS


     The following table sets forth, as of March 3, 1997, certain information with respect to the Company's Common Shares owned beneficially by each director, by each nominee for election as a director, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

                                                                      Percent
     Name of                         Amount and Nature of               of
 Beneficial Owner                  Beneficial Ownership (1)          Class (2)
-----------------                  ------------------------          ---------

Allan R. Buller (5)(6)                  240,883 (7)(8)                  2.8%
Dale E. Twomley (5)(6)                  192,976 (7)(9)                  2.2
Donald B. Burke (6)                      21,863 (7)                      (3)
William T. Kirkwood (6)                  64,060 (7)(14)                  (3)
Ronald L. McDermott (6)                  37,610 (7)                      (3)
James C. Remer (6)                       80,115 (7)                      (3)
Jay L. Robertson (6)                     66,999 (7)(10)                  (3)
Roger D. Blackwell (5)                   39,998 (7)(11)                  (3)
Emil Brolick (4)(5)                           -                          (3)
Theodore A. Hamer  (5)(15)               71,029 (16)                     (3)
George T. Harding, IV (5)               296,745 (7)(12)                 3.4
Donald G. Orrick (5)                    163,298 (7)(13)                 1.9
William D. Parker (5)                    17,999 (7)                      (3)
Francisco J. Perez  (15)                    200                          (3)
Donald B. Shackelford (4)(5)             36,500 (7)                      (3)

All Executive Officers                1,348,191 (7)                    15.1%
  and Directors (including
  nominees) as a group
  (15 individuals)

______________

(1) Unless otherwise noted, the beneficial owner has sole voting, investment and dispositive power with respect to all of the Common Shares shown to be owned by such person in the table.

(2) The percent of class is based upon 8,592,562 Common Shares outstanding on March 3, 1997 and the number of Common Shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 3, 1997.

(3) Reflects ownership of less than 1% of the outstanding Common Shares of the Company.

(4)  Nominee for election as a director of the Company.

(5)  Director of the Company.

(6)  Executive officer of the Company.

(7) The common share ownership information for Messrs. Twomley, Burke, Kirkwood, McDermott, Remer and Robertson and for all executive officers as a group includes 17,717; 754; 14,935; 3,844; 19,813; 7,937 and 65,000
     shares, respectively, held for the accounts of such persons in the ESOP as to which shares such persons have sole voting power but no investment power. The common share ownership for Messrs. Twomley, Burke, Kirkwood, McDermott, Remer and Robertson and all executive officers as a group includes 73,334; 6,110; 39,499; 25,583; 25,583; 29,582 and 199,691 shares, respectively, that are subject to options exercisable within 60 days following March 3, 1997. The common share ownership for each of Messrs. Blackwell, Harding, Orrick, Parker and Shackelford includes 16,666 shares and for Mr. Buller includes 8,666 shares that are subject to an option exercisable within 60 days following March 3, 1997.

(8) Includes 172,793 Common Shares held in trust established by Mr. Buller as to which Mr. Buller and his spouse act as joint trustees and have shared voting and investment/dispositive power. Also includes 53,249 Common Shares held in trust established by Mr. Buller's spouse as to which she and Mr. Buller act as joint trustees and have shared voting and investment/dispositive power.

(9) Includes 49,872 Common Shares held by Mr. Twomley's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Twomley disclaims beneficial ownership. Also included are 1,833 Common Shares held in an IRA trust for the benefit of Mr. Twomley as to which Mr. Twomley has sole voting and investment/dispositive power. Also included are 2,332 Common Shares held by Mr. Twomley's children.

(10) Includes 5,688 Common Shares held jointly by Mr. Robertson and his spouse as to which Mr. Robertson shares voting and investment/dispositive power.

(11) Includes 15,666 Common Shares held in an IRA trust for the benefit of Mr. Blackwell as to which Mr. Blackwell has sole voting and investment/disposi-tive power.

(12) Includes 48,600 Common Shares held by Dr. Harding's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Harding disclaims beneficial ownership. Also included are 77,399 Common Shares held in an IRA trust for the benefit of Dr. Harding as to which Dr. Harding has sole voting and investment/dispositive power.

(13) Includes 1,966 Common Shares held by Dr. Orrick's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Orrick disclaims beneficial ownership. Includes 144,666 Common Shares held in a Keogh plan for the benefit of Dr. Orrick as to which Dr. Orrick has sole voting and investment/ dispositive power.

(14) Includes 164 Common Shares held by Mr. Kirkwood's step-children as to which shares Mr. Kirkwood disclaims beneficial ownership.

(15) Theodore A. Hamer, a director of the Company, has notified the Board of Directors of his decision to retire from the Board of Directors effective immediately prior to the Annual Meeting. The Board of Directors has named Francisco J. Perez as a nominee for the election as a director at the Annual Meeting to serve as the successor to Mr. Hamer.

(16) Includes 3,333 Common Shares held by Mr. Hamer's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Hamer disclaims beneficial ownership.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and executive officers to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). The Company assists its directors and executive officers in completing and filing those reports. The Company believes that during the year ended December 31, 1996, all filing requirements applicable to its directors and executive officers were complied with.

                              ELECTION OF DIRECTORS

                                (Item 1 on Proxy)


     In accordance with Section 2.02 of the Amended Regulations of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the Common Shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

     The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                           Director of
                                      Position(s) Held with the            the Company         Nominee
                                         Company and Principal             Continuously       For Term
    Nominee               Age                Occupation(s)                    Since          Expiring In
---------------------    -----        -------------------------            ------------      -----------

Emil J. Brolick           49         Senior Vice President, Strategic        1997(1)             2000
                                     Planning, Research & New Product
                                     Marketing, Wendy's International,
                                     Inc.

Francisco J. Perez        53         President and Chief Executive             (2)               2000
                                     Officer of Kettering Medical
                                     Center, Kettering, Ohio since 1994;
                                     prior thereto, he was President and
                                     Chief Executive Officer of New
                                     England Memorial Hospital,
                                     Stoneham, Massachusetts

Donald B. Shackelford     64         Chairman of State Savings Bank, a        1991               2000
                                     savings and loan institution based
                                     in Columbus, Ohio (3)


(1) Mr. Brolick was appointed to the Board of Directors on February 18, 1997 to fill a vacancy on the Board which occurred in January, 1997.

(2) Mr. Perez will be nominated at the Annual Meeting for election as a director to serve as the successor to Theodore A. Hamer who is retiring as a director of the Company effective as of the date of the Annual Meeting.

(3)  Mr. Shackelford is also a director of The Limited,  Inc.,  Intimate Brands,
     Inc. and Progressive Corporation.


     While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the Common Shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board.

     Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld are not counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

     The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                           Director of
                                      Position(s) Held with the            the Company         Nominee
                                         Company and Principal             Continuously       For Term
    Nominee               Age                Occupation(s)                    Since          Expiring In
---------------------    -----        -------------------------            ------------      -----------

Roger D. Blackwell        56         Professor of Marketing at The           1992                1998
                                     Ohio State University,
                                     Columbus, Ohio; self-employed
                                     as a business consultant (1)

Donald G. Orrick          68         Retired since 1992; prior               1983                1998
                                     thereto, Dr. Orrick was in
                                     the private practice of
                                     dentistry in the Columbus,
                                     Ohio metropolitan area

Dale E. Twomley           57         President and Chief                     1985                1998
                                     Executive Officer of the
                                     Company

Allan R. Buller           80         Chairman of the Board since             1982                1999
                                     1990, and Treasurer since
                                     1986, of the Company

George T. Harding, IV     69         Physician and since 1995,               1982                1999
                                     Chairman of the Board of
                                     Harding, a psychiatric
                                     hospital in Worthington, Ohio;
                                     prior thereto he was President
                                     of Harding.



                                      - 8 -


William D. Parker           60       Retired since January, 1997;            1996                1999
                                     from  1993 to  January,  1997 he was
                                     President  of the  Kroger  Columbus,
                                     Ohio  Marketing  Area, a division of
                                     The Kroger  Company,  a  multi-state
                                     supermarket chain; prior thereto, he
                                     was President of the Kroger  Dallas,
                                     Texas  Marketing  Area and the Delta
                                     Marketing     Area    in    Memphis,
                                     Tennessee.


(1)  Mr. Blackwell is also a director of Max & Erma's, Checkpoint Systems, Inc.,
     Intimate Brands, Abercrombie & Fitch, AirNet Systems,  Flex-Funds,  Applied
     Industrial Technologies and Cheryl & Co.


     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

     Except as discussed below, each of the directors of the Company who is not a full-time employee of the Company ("Non-Employee Director") has been granted a non-qualified stock option (an "NQSO") to purchase 16,666 Common Shares of the Company pursuant to the 1993 Stock Option Plan for Non-Employee Directors. Currently, any individual who becomes a Non-Employee Director is automatically granted an NQSO to purchase 16,666 Common Shares effective on the third business day following the first meeting of the Board of Directors after his election or appointment to the Board. The exercise price of each NQSO granted to a Non-Employee Director is equal to the fair market value of the Common Shares on the date of grant. NQSO's granted to Non-Employee Directors have terms of five years and may not be exercised during the six months following their date of grant.

     At the Annual Meeting, the shareholders will vote on a proposal to amend the Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors. Mr. Brolick did not receive a NQSO upon his joining the Board of Directors in February of 1997 because he will receive a NQSO following the Annual Meeting if the proposal to amend such plan is adopted by the shareholders. A discussion of this proposal can be found beginning on page 22.

     The Board of Directors of the Company held a total of five meetings during the Company's 1996 fiscal year. Each director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

     The Company's Board of Directors has standing Audit, Compensation and Nominating Committees.

     The Audit Committee consists of Theodore A. Hamer, George T. Harding, IV, Donald B. Shackelford and William D. Parker. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent public accountants. The Audit Committee met two times during the 1996 fiscal year.

     During 1996, the Compensation Committee consisted of Roger D. Blackwell and Donald G. Orrick and John B. Gerlach. (Mr. Gerlach passed away during January, 1997. It is anticipated that the Board of Directors will appoint a new member to the Compensation Committee prior to the Annual Meeting.) The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those employees who may participate in each plan (where selection is required), to prescribe the terms of any stock options granted under the Company's stock option plan for employees and to approve the compensation of the Company's executive officers. The Compensation Committee met twice during the 1996 fiscal year.

     The Nominating Committee consists of Roger D. Blackwell, Theodore A. Hamer and Dale E. Twomley and met twice during 1996. The functions of the Nominating Committee include the consideration of the size and composition of the Board, review and recommendation of individuals for election as directors or officers of the Company, and review of the criteria for selecting directors. In carrying out its responsibilities for recommending candidates to fill vacancies on the Board and in recommending a slate of directors for election by the shareholders at the Annual Meeting, the Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at its Corporate Headquarters. Individuals suggested as candidates should have high level management experience in a relatively complex organization or have experience dealing with complex problems. A candidate also must include a willingness to attend scheduled Board and Committee meetings.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION



     The compensation paid to the Company's executive officers is evaluated and approved by the Compensation Committee of the Company's Board of Directors. The Compensation Committee consists of three directors, all of who are Outside Directors.

     All decisions of the Compensation Committee are reviewed by the full Board of Directors. During 1996, none of the compensation decisions of the Compensation Committee was modified or rejected in any material way by the full Board.


COMPENSATION PROGRAM FOR EXECUTIVE OFFICERS

     The Company's compensation program for its executive officers is based on the following objectives:

o Total compensation of the executive officers should be linked to the financial performance of the Company.

o The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other similarly-sized companies so that the Company can continue to attract and retain outstanding executives.

o The compensation program should reward outstanding individual performance and contributions as well as experience.


     The Company's executive compensation program consists of annual cash compensation and longer-term incentive compensation. Historically, annual cash compen-sation has been comprised of base salary and an annual incentive award.

     In determining executive compensation, the Compensation Committee wishes to maintain competitive salaries for the officers by targeting compensation within the competitive ranges of data compiled by the Company's executive compensation consulting firm. The Compensation Committee believes that the emphasis should be on performance linked rewards, so that compensation for key executives improves in line with improvements in return to the shareholders. Base salaries are targeted at adequate minimum total cash compensation in a year when no bonus is earned.

     Base  salaries  awarded  in  1996  by the  Compensation  Committee  to each executive officer, other than the Chief Executive Officer, were based upon a recommendation to the Compensation Committee made by Mr. Twomley, the Company's Chief Executive Officer. Mr. Twomley makes his recommendations after considering the individual performance, duties, responsibilities, experience and tenure of each executive officer, general current economic conditions, the recent financial performance of the Company and other factors. The Compensation Committee approves the base salary of each of these executive officers after meeting with Mr. Twomley and discussing with him his salary recommendations and the basis for his recommendations. The Compensation Committee determines Mr. Twomley's base salary on the basis of the same factors.

     The Company also has an annual incentive program for its executive officers, including the Chief Executive Officer. Annual incentive awards are based on the extent to which the Company achieves or exceeds annual financial performance goals established by the Board on an annual basis. The actual amount of the bonus that an executive officer will receive at various performance levels is approved by the Compensation Committee at the beginning of each year and is based upon the position, duties and responsibilities of each such executive officer. Bonuses paid under the annual incentive program for 1996 totaled 48% of the base salaries for the Company's vice-presidents, 72% of the base salaries for the Company's executive vice-presidents and 96% of the base salary of the Company's Chief Executive Officer.

     The Company's longer-term compensation program for its executive officers consists primarily of stock options, both incentive stock options and non-qualified stock options. Award opportunities for the stock option program are determined by the Compensation Committee. Incentive stock options are granted at 100% of fair market value on the date of grant so that the holders of the options do not receive a benefit from the stock option unless and until there is an increase in the market price of the Company's shares. During 1996, non-qualified stock options were granted to the Chief Executive Officer and one of the executive vice-presidents at 100% of the fair market value on the date of the grant.

     The Company also maintains for its executive officers a supplemental executive retirement plan, which is a non-qualified plan designed to provide supplemental retirement benefits to the Company's executive officers. This plan is designed to provide a retiring executive officer with 30 years of service a target benefit (after adjustment for other retirement benefits and Social Security benefits) equal to 50 percent of final salary. The Compensation Committee views this plan as a valuable tool in hiring and retaining superior executives.

1996 COMPENSATION OF MR. TWOMLEY

     Mr. Twomley's base salary for 1996 was targeted to be within competitive ranges based upon data compiled by the Company's executive compensation consulting firm. The Compensation Committee believes that the base salary for Mr. Twomley should be adequate minimum total cash compensation in a year when no bonus is earned. Earnings beyond that level should be linked to the Company's financial performance. Mr. Twomley's base salary for 1996 represented a 7.1% increase over his prior year's base salary. In setting Mr. Twomley's 1996 base salary, the Compensation Committee gave consideration to Mr. Twomley's many contributions toward the Company's operations in 1995 in establishing an adequate minimum compensation for 1996.

     A cash bonus was paid to Mr. Twomley for 1996 under the incentive program described above due to the Company achieving certain specified net income goals. The maximum formula-determined bonus that Mr. Twomley could have achieved in 1996 under the incentive program would have represented 120% of his base salary.


                             Respectfully submitted,

                           THE COMPENSATION COMMITTEE



          Roger D. Blackwell, Chr.                  Donald G. Orrick

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

     The following table shows, for the Company's fiscal years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to the other executive officers of the Company.

                                             SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                              Annual Compensation                Compensation Awards
                                      ------------------------------------   --------------------------
                                                                                             Securities
                                                              Other Annual    Restricted     Underlying    All Other
                             Year      Salary       Bonus     Compensation   Stock Award      Options/   Compensation
Name/Principal Position                 ($)          ($)         (1)($)          ($)          SARS (#)     (2) ($)
_____________________________________________________________________________________________________________________

Dale E. Twomley,             1996     210,870      203,558        9,158          --           40,000        29,730
President and Chief          1995     198,000      237,600        8,639          --           50,000        31,449
Executive Officer            1994     198,000       65,000        8,150          --             --          28,677

William T. Kirkwood,         1996     138,760      100,829        3,387          --           26,665        13,521
Executive Vice President     1995     124,680      100,000        3,195          --           16,666        13,595
and Chief Financial          1994     124,680       38,000        2,844          --             --          12,124
 Officer

Donald B. Burke,             1996     129,665       93,658        3,357          --           20,000        12,498
Executive Vice President     1995     125,100       75,000        3,167       25,575(3)       16,666        11,865
of Marketing and Sales       1994      16,575         --           --            --           25,000          --

Jay L. Robertson,            1996     118,890       57,254        3,205          --           13,333        12,725
Vice President of Sales      1995     114,600       69,000        3,024          --            8,332        12,382
                             1994     114,600       15,460        2,853          --             --          11,462

James C. Remer,              1996     105,700       50,976        4,387          --            6,666        15,300
Vice President of            1995     100,200       60,000        4,139          --            6,666        14,053
Manufacturing                1994     100,200       18,020        3,905          --             --          12,586

Ronald L. McDermott,         1996     105,500       50,803        2,724          --           13,333        12,343
Vice President of            1995     101,760       61,000        2,570          --            6,666        10,639
Research  and  Technology,   1994     101,760       14,180        2,424          --              --          9,648
Secretary

____________________

(1) Other Annual Compensation consists of gross-up payments for tax liabilities related to contributions to the Worthington Foods, Inc. Supplemental Executive Retirement Plan.

(2) "All Other Compensation" for 1996 includes the following: (a) contributions of $3,000; $3,000; $2,031; $2,527; $3,000 and $3,000 to the Worthington
     Foods Tax Savings Plan (the "401(k) Plan") on behalf of Messrs. Twomley, Kirkwood, Burke, Robertson, Remer and McDermott respectively, to match 1996 pre-tax elective deferral contributions made by each to the 401(k) Plan and a discretionary contribution made by the Company; (b) the amount of $4,500 allocated to the respective accounts of each of the named executive officers under the ESOP; (c) $5,950 representing the dollar value of split dollar life insurance premiums paid for the benefit of Mr. Twomley; and (d) contributions of $16,280; $6,021; $5,967; $5,698; $7,800; and $4,843 to the
     Worthington Foods, Inc. Supplemental Executive Retirement Plan on behalf of Messrs. Twomley, Kirkwood, Burke, Robertson, Remer and McDermott, respectively.

(3) The restrictions on Mr. Burke's Common Shares lapsed on November 14, 1996. There are no restricted Common Shares held by the executive officers named in the Summary Compensation Table at December 31, 1996.

Grants of Stock Options

     The following table sets forth certain information concerning options granted during 1996 to the named executives:

                        Option Grants in Last Fiscal Year

                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                                                                           Stock Price Appreciation
                                 Individual Grants                                            for Option Term(2)
-------------------------------------------------------------------------------------    -----------------------------
                            Number of       % of Total
                            Securities        Options
                            Underlying      Granted to
                             Options         Employees     Exercise Price   Expiration
Name                      Granted(#)(1)   in Fiscal Year      ($/Share)        Date           5% ($)        10%($)
------------------------- --------------- ---------------- ---------------- ------------ ----------------- ----------
Dale E. Twomley               13,333            4.15%          17.81         10/22/99         37,430         78,600
                              13,333            4.15%          17.81         10/22/00         51,174        110,206
                              13,333            4.15%          17.81         10/22/01         65,611        144,983
                              ------           -----                                        --------        -------
                              40,000           12.46%                                        154,215        333,789

William T. Kirkwood            8,888            2.77%          17.81         10/22/99         24,951         52,396
                               8,888            2.77%          17.81         10/22/00         34,114         73,465
                               8,889            2.77%          17.81         10/22/01         43,739         96,652
                             -------           -----                                        --------       --------
                              26,665            2.77%                                        102,804        222,513

Donald B. Burke                2,333            0.73%          17.81         10/22/99          6,549         13,753
                               2,333            0.73%          17.81         10/22/00          8,954         19,284
                               4,167            1.30%          17.81         10/22/01         20,504         45,309
                               4,167            1.30%          17.81         10/22/02         25,240         57,261
                               5,600            1.74%          17.81         10/22/03         40,603         94,621
                               1,400            0.44%          17.81         10/22/04         11,905         28,514
                             -------           -----                                         -------       --------
                              20,000            6.23%                                        113,755        258,742

Jay L. Robertson               4,200            1.31%          17.81         10/22/99         11,791         24,759
                               4,566            1.42%          17.81         10/22/00         17,525         37,741
                               4,567            1.42%          17.81         10/22/01         22,472         49,658
                             -------           -----                                          ------       --------
                              13,333            4.15%                                         51,788        112,158

James C. Remer                 2,222            0.69%          17.81         10/22/99          6,238         13,099
                               2,222            0.69%          17.81         10/22/00          8,528         18,366
                               2,222            0.69%          17.81         10/22/01         10,934         24,160
                               -----           -----                                          ------         ------
                               6,666            2.08%                                         25,700         55,625

Ronald L. McDermott            4,444            1.38%          17.81         10/22/99         12,476         26,198
                               4,444            1.38%          17.81         10/22/00         17,057         36,732
                               4,445            1.38%          17.81         10/22/01         21,872         48,331
                             -------           -----                                          ------       --------
                              13,333            4.15%                                         51,405        111,261


(1) The options granted to each named executive officer except Mr. Burke and Mr. Robertson, become exercisable in equal increments on each of the first three anniversaries of the date of the grant. The options granted to Mr. Burke become exercisable on the first six anniversaries of the date of grant in the following increments: 2,333; 2,333; 4,167; 4,167; 5,600 and 1,400. The options granted to Mr.

     Robertson become exercisable on the first three anniversaries of the date of grant in the following increments: 4,200; 4,566 and 4,567. Upon a termination of employment, options not yet exercised for any reason other than death of the option holder or termination of employment for willful, deliberate or gross misconduct, are terminated within three months of the termination date. In the event of the death of the option holder, the termination is twelve months after the date of death. In the event of termination of employment for willful, deliberate or gross misconduct, the option terminates immediately. In the event that the Company has a change of the control of ownership, each option outstanding shall become exercisable during the fifteen days immediately prior to the scheduled consummation of the change of control. Generally, the exercise price of options may be paid for in cash or in Common Shares of the Company. In addition, any tax which the Company is required to withhold in connection with the exercise of any stock option may be satisfied by the option holder by electing to have the number of Common Shares to be delivered on the exercise of the option reduced by, or otherwise by delivering to the Company, such number of Common Shares having a fair market value equal to the amount of the withholding requirement.

(2) The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Shares. If the Company's Common Shares do not increase in value, then the option grants described in the table will be valueless.


Option Exercises And Holdings

     The following table sets forth information with respect to options exercised during the 1996 fiscal year by the named executive officers and unexercised options held as of the end of the 1996 fiscal year by such executive officers:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                               Number of         Value
                                Shares      Realized (Fair            Number of Unexercised        Value of Unexercised In-the-Money
                              Underlying    Market Value at           Options at FY-End (#)             Options at FY-End ($)
                               Options       Exercise less       ______________________________     _____________________________
     Name                     Exercised     Exercise Price)      Exercisable      Unexercisable     Exercisable     Unexercisable
_________________________________________________________________________________________________________________________________
Dale E. Twomley                 6,666          $101,240            62,500            84,167          $865,876          $628,394

William T. Kirkwood             3,666          $ 55,677            39,499            34,999          $543,611          $141,312

Donald B. Burke                  --                --               8,888            51,111          $119,377          $447,910

Jay L. Robertson                2,917          $ 43,390            29,582            17,499          $408,659          $ 70,649

James C. Remer                  2,250          $ 31,500            25,583            12,221          $353,298          $ 51,761

Ronald L. McDermott             2,250          $ 33,469            25,583            16,666          $353,298          $ 59,695


Directors' Compensation

     Non-Employee Directors of the Company are paid an annual fee of $8,000, a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation from the Company for serving in such capacity. Directors are reimbursed their expenses in attending meetings of the Board and Committee meetings.


Performance Graph

Performance graph omitted.  It is represented by the following table:



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       WORTHINGTON FOODS INC., Russell 2000 Index And Food Proc's:Sm.Cap
                     (Performance Results Through 12/31/96)


                             4/6/92    1992     1993     1994     1995     1996
                            -------  -------  -------  -------  -------  -------

Worthington Foods Inc.      $100.00  $ 78.85  $ 63.92  $ 71.21  $152.37  $277.43

Russell 2000 Index           100.00   110.15   130.98   128.38   164.89   190.04

Food Proc's:Sm.Cap           100.00   107.57   106.26   110.80   136.39   154.26


_____________________

Assumes $100 invested at the open of trading on 4/16/92 in WORTHINGTON FOODS INC common stock, Russell 2000 Index, and Food Proc's: Sm.Cap.

*Cumulative total return assumes reinvestment of dividends.

                                                        Source: Value Line, Inc.

                   PROPOSED AMENDMENT OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                          TO INCREASE AUTHORIZED NUMBER
                                OF COMMON SHARES

                                (Item 2 on Proxy)


     The Amended and Restated Articles of Incorporation of the Company presently authorize 17,000,000 shares, of which 15,000,000 are Common Shares, without par value, and 2,000,000 are preferred shares, without par value. The Company's Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Article FOURTH of the Company's Amended and Restated Articles of Incorporation be amended in order to increase the authorized number of shares of the Company to 32,000,000 shares, of which 30,000,000 will be Common Shares, without par value ("Common Shares"), and 2,000,000 will be preferred shares, without par value, and recommending to the shareholders of the Company the approval of the proposed amendment. Thus, the only class of shares which will be increased in authorized number will be the Common Shares. Of the Company's presently authorized 15,000,000 Common Shares, as of March 3, 1997, 8,592,562 were outstanding, an aggregate of 1,076,049 were reserved for issuance under the Company's existing stock option plans, and 5,331,389 were available for issuance. Common Shares are purchased in the open market for the Company's existing employee stock ownership plan and the Company's existing stock purchase plan. In 1995, 150,000 preferred shares were designated "Series A Junior Participating Preferred Shares" and were reserved for issuance pursuant to a Rights Agreement, dated as of June 13, 1995 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent.

     The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to increase the number of Common Shares that the Company is authorized to issue in order to ensure that the Company will have a sufficient number of authorized Common Shares available in the future to provide it with the desired flexibility to meet its business needs. If this proposal is approved by the shareholders, the additional Common Shares could be available for a variety of corporate purposes, including, for example, the declaration and payment of share dividends to the Company's shareholders; share splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of employee benefit plans; and use in other possible future transactions of a currently undetermined nature.

     If the proposed amendment is adopted, the Company would be permitted to issue the additional authorized Common Shares without further shareholder approval, except to the extent otherwise required by the Company's Amended and Restated Articles of Incorporation, by law or by The Nasdaq Stock Market or any securities exchange on which the Common Shares may be listed at the time (the Common Shares are currently listed on The Nasdaq Stock Market). The authorization of additional Common Shares will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. It is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders. The Board of Directors does not intend to issue any Common Shares except on terms which the Board deems to be in the best interests of the Company and its shareholders. Existing shareholders of the Company will have no pre-emptive rights to purchase any Common Shares issued in the future. Depending on the terms thereof, the issuance of the Common Shares may or may not have a dilutive effect on the Company's then-existing shareholders. Other than the Common Shares which may be acquired pursuant to the Company's existing stock option plans and stock purchase plan, the Company presently has no plans, agreements or understandings to issue any of the newly authorized Common Shares.

     Although the Company has no such present intentions, the proposed increase in the authorized and unissued Common Shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of Common Shares, to acquire control of the Company with a view to imposing a merger, sale of all or any part of its assets, or a similar transaction without prior approval of the Company's Board of Directors, since the issuance of new Common Shares, in a public or private sale, merger or similar transaction, could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company. Furthermore, since
Section 2.04 of the Company's Amended Regulations requires that the removal of a director be approved by the affirmative vote of the holders of at least 80% of the voting power of the Company to elect directors, the Board could (within the limits imposed by Ohio law) issue new Common Shares to purchasers who, together with other shareholders of the Company, might block such an 80% vote. As of March 3, 1997, the Company's executive officers and directors held approximately 15.1% of the Company's voting power. This proposal to amend Article FOURTH is not in response to any effort of which the Company is aware to accumulate the Company's Common Shares or obtain control of the Company.

     The Company's Amended and Restated Articles of Incorporation and Amended Regulations contain other provisions which could potentially make a change of control of the Company more difficult. These provisions include: (a) the classification of the Board of Directors of the Company into three classes of directors so that each director serves for three years, with one class being elected each year; (b) the elimination of cumulative voting in the election of directors; (c) the requirement that holders of shares entitling them to exercise not less than 80% of the voting power of the Company (i) vote in favor of the removal of a director from office or (ii) vote to change the number of directors in each class; (d) the requirement of the affirmative vote of at least 80% of the outstanding voting shares of the Company, in addition to any other vote required by law or the Company's Amended and Restated Articles of Incorporation, as a condition of certain major corporate transactions (e.g., adoption of amendments to the Company's Amended and Restated Articles of Incorporation or the Company's Amended Regulations; approval of a merger or consolidation involving the Company; approval of a combination or majority share acquisition involving the issuance of shares of the Company; approval of a sale, lease or exchange of all or substantially all of the Company's assets; or approval of the dissolution of the Company) unless at least two-thirds of the "Continuing Directors" of the Company (i.e., persons who were directors of the Company on February 26, 1992 or whose initial election to the Board of Directors of the Company was recommended or approved by the Board or a committee thereof then comprised of a majority of directors who are Continuing Directors) approve the transaction; and (e) certain procedural requirements, including provisions governing the time period for setting special shareholder meetings, record dates and procedures for nominating directors, and specifying who may call special shareholder meetings.

     Under the Rights Agreement, each of the Company's shareholders has one preferred share purchase right (a "Right") for each outstanding Common Share held and each newly-issued Common Share will have issued with it one Right. The Rights currently have no value, are represented by the certificates evidencing the Common Shares and trade only with such Common Shares. The Rights may only be separated from the Common Shares and exercised upon the earlier to occur of (1) 10 business days following a public announcement that a person or group ("Acquiror") has acquired, without the prior consent of the Board of Directors, beneficial ownership of 15% or more of the then outstanding Common Shares (a "Triggering Event") or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in beneficial ownership by a person or group of 30% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). The Rights Agreement provides that, upon the Rights becoming exercisable, shareholders would be entitled to purchase, at the "Exercise Price," six one-thousandths of one share of the Series A Junior Participating Preferred Shares (the "Preferred Shares"). Such fractional share is intended to be the practical equivalent of one Common Share. In the event of a Triggering Event, the Rights will entitle each holder (except the Acquiror or any affiliate or associate thereof, whose Rights become null and void) to purchase Common Shares of the Company having a value equal to twice the Exercise Price. In the event the Company is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power is sold, mortgaged, or otherwise transferred, shares of the Acquiror (or shares of the surviving corporation in such acquisition, which could be the Company) having a market value of two times the Exercise Price may be purchased. The Exercise
Price and the number of Preferred Shares or other securities or property issuable upon exercise of a Right are subject to adjustment upon the occurrence of certain events including, for example, a share dividend or share split payable in the Company's Common Shares. The Rights expire on June 26, 2005, unless earlier redeemed by the Company. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company and thus have an anti-takeover effect.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF COMMON SHARES ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER OF THE COMPANY IS REQUIRED TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Company's Amended and Restated Articles of Incorporation with the Ohio Secretary of State, which is expected to be accomplished as promptly as practicable after such approval is obtained.

     The Board of Directors of the Company unanimously recommends that the shareholders vote FOR the proposed amendment to Article FOURTH of the Company's Amended and Restated Articles of Incorporation. Unless otherwise directed, the persons named in the enclosed proxy will vote the Common Shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposed amendment to Article FOURTH.

                  PROPOSAL TO AMEND THE WORTHINGTON FOODS, INC.
                1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                (Item 3 on Proxy)


     The Board of Directors of the Company unanimously recommends that the shareholders approve the amendment of the Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors to increase the number of Common Shares which may be issued during the term of the Plan by 175,000; to modify the formula for the automatic grant of options to the Company's Non-Employee Directors (those directors who are not full-time employees of the Company or any subsidiary of the Company); to change the vesting schedule of options granted; and to extend the term of the Plan so that it will continue in effect until April 22, 2003. A copy of the Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors, as proposed to be amended (the "Directors Plan"), is attached to this Proxy Statement as Exhibit A. The following summary of certain provisions of the Directors Plan is qualified in its entirety by reference to said Exhibit A.


General

     The principal purpose of the Directors Plan is to benefit the Company through offering to the Company's Non-Employee Directors a favorable opportunity to increase their ownership interest in the Company, thereby providing them with a greater stake in the growth and prosperity of the Company, enabling them to represent the viewpoint of other shareholders of the Company more effectively and encouraging them to continue serving as directors of the Company.

     A total of 200,000 Common Shares (adjusted for share splits) were originally authorized for issuance pursuant to the Directors Plan. As of March 3, 1997, a total of 50,000 Common Shares remained available for the grant of new options to Non-Employee Directors under the Directors Plan. The Board of Directors believes that is desirable to continue the incentive provided by the Directors Plan and, therefore, recommends that the shareholders approve the amendment of the Directors Plan to make an additional 175,000 Common Shares available thereunder and to extend the term of the Directors Plan for an additional five years. The Board of Directors also believes that the formula by which options are granted to Non-Employee Directors should be modified so as to provide for grants at the beginning of each term for which a Non-Employee Director is elected or re-elected as a director of the Company so as to provide a continuing incentive to represent the viewpoint of other shareholders. If the proposed amendment of the Directors Plan is approved and Messrs. Brolick, Perez and Shackelford are elected as directors at the Annual Meeting, each of these persons will automatically be granted an option to purchase 7,500 Common Shares effective as of the third business day after the date of the Annual Meeting. Each of the current Non-Employee Directors (other than Mr. Brolick who was appointed as a director on February 18, 1997 to fill a vacancy on the Board) was granted an option to purchase 16,666 Common Shares (adjusted for share splits) in accordance with the original terms of the Directors Plan.

Summary Of Operation Of The Directors Plan

     The Directors Plan is administered by the Board of Directors. The Board interprets the Directors Plan and makes all determinations necessary for the administration of the Directors Plan.

     The Directors Plan is currently scheduled to expire on April 21, 1998. If the proposed amendment of the Directors Plan is approved, the Directors Plan will expire on April 22, 2003.

     If the proposed amendment of the Directors Plan is approved, an aggregate of 333,662 Common Shares of the Company will be available for issuance under the Directors Plan, of which 108,662 Common Shares will be subject to outstanding options. Under the Directors Plan, as proposed to be amended, each Non-Employee Director will automatically be granted an option to purchase a total of 7,500 Common Shares of the Company effective on the third business day after the date on which he or she is first elected to the Board of Directors by the shareholders of the Company. In addition, each Non-Employee Director will automatically be granted an option, effective on the third business day after the date on which he or she is re-elected to the Board of Directors, to purchase 7,500 Common Shares. If a person is appointed by the Board of Directors as a Non-Employee Director to fill a vacancy on or after February 18, 1997, then he or she will automatically be granted an option, effective on the third business day after the date on which he or she is appointed, to purchase a number of Common Shares equal to (a) 2,500 times (b) the number obtained by subtracting the calendar year in which he or she is appointed to the Board from the calendar year in which his or her initial term of office will expire. Currently, Non-Employee Directors may receive only one grant of an option under the Directors Plan covering 16,666 Common Shares, which grant is made effective as of the third business day following their election or appointment. If the amendment of the Directors Plan is not approved, Non-Employee Directors will continue to receive only one grant of an option covering 16,666 Common Shares upon their initial election or appointment to the Board.

     In the event that Common Shares of the Company are increased through the payment of a stock dividend or the declaration of a stock split or are changed into or exchanged for a different kind of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), an adjustment will be made in the number and kind of shares or other securities subject to unexercised options and available for new option grants under the Directors Plan. In addition, outstanding options will also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events.

     Under the Directors Plan, as proposed to be amended, no options may be granted subsequent to April 22, 2003, although options granted prior to that date will continue in effect after that date until their date of expiration. In the event an option expires or is terminated or canceled unexercised as to any Common Shares, such released Common Shares may again become the subject of options. Common Shares subject to options may be made available from unissued or reacquired Common Shares of the Company. Nothing contained in the Directors Plan or any option granted pursuant thereto will in itself confer upon any optionee any right to continue serving as a director of the Company or interfere in any way with the removal of such director pursuant to the Amended and Restated Articles of Incorporation or Amended Regulations of the Company or applicable law.

     The price at which Common Shares may be purchased pursuant to an option is the fair market value of the Common Shares on the date as of which the option is granted, which will be equal to the last reported sales price of a common share of the Company on the Nasdaq National Market System on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which a sale was transacted. On March 3, 1997, the last reported sales price of the Company's Common Shares on the Nasdaq National Market System was $______ per share. Optionees must pay the full purchase price for Common Shares being purchased in cash or by check payable to the Company within ten business days after exercise or by delivery of Common Shares already owned at the time of the exercise of an option. Each option granted under the Directors Plan on or after February 18, 1997 will be for a term of five years from the date of grant and will become exercisable with respect to 2,500 Common Shares on each anniversary of the grant date until the option is fully exercisable. Options granted under the Directors Plan prior to February 18, 1997 are for a term of five years but vest in full when the Outside Director has served as a director of the Company for a period of six months following the date on which the option was granted.

     Options under the Directors Plan are not transferable by the optionees otherwise than by will or the laws of descent and distribution. Such options may be exercised only while an optionee is a director of the Company and will expire immediately when an optionee ceases to be a director, except that upon termination of director status by reason of death or permanent disability, an optionee (or, if the optionee is not living, the optionee's heirs, legatees or legal representatives) may exercise the options in full at any time during their term prior to twelve months after the date of death or permanent disability.


Federal Income Tax Consequences

     The Company understands that under existing federal income tax law, (i) no income will be recognized by an optionee at the time of grant; (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference on the date of exercise between the option price and the fair market value of the Common Shares purchased, and the Company will be entitled to a deduction equal to such amount; and (iii) assuming the Common Shares received upon the exercise of an option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the Common Shares will be treated as a capital gain or loss, which will be long-term if the Common Shares have been held longer than one year.

     In the case of the exercise of an option using previously acquired Common Shares, the Company understands that (i) with respect to the evenly exchanged Common Shares (I.E., the new Common Shares received which are equal in number to the old Common Shares surrendered), no gain or loss will be recognized by the optionee at the time of exercise, the Company will not be entitled to a deduction, and the basis and holding period of the equal number of new Common Shares received in the exchange will be the same as the basis and holding period of the surrendered Common Shares; and (ii) with respect to the additional Common Shares received upon exercise, the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise of the additional Common Shares received, less any cash paid upon exercise, and the Company will be entitled to a deduction in a corresponding amount. The basis of the additional Common Shares received will be equal to their fair market value on the date of exercise and the holding period for such Common Shares will begin on the date of exercise.

Amendment Of Directors Plan

     The Board of Directors may amend or discontinue the Directors Plan at any time; provided that, no such amendment may be made without approval of the Company's shareholders if such approval is required: (a) to satisfy the requirements of Rule 16b-3 under the 1934 Act; (b) to satisfy applicable requirements of the Internal Revenue Code of 1986; or (c) to satisfy applicable requirements of the Nasdaq National Market System or of any securities exchange on which the Company's Common Shares may be listed. Notwithstanding the foregoing, no amendment or discontinuance of the Directors Plan may, without the consent of the optionee, change or impair any option previously granted thereunder.


Recommendation And Vote

     The Board of Directors recommends a vote FOR this proposal. Unless otherwise instructed, each properly executed proxy which is returned in a timely manner and not revoked will be voted for approval of the Directors Plan as proposed to be amended. The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company, present in person or by proxy and entitled to vote at the Annual Meeting, is necessary to approve the amendment of the Directors Plan. Abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote on the proposal to approve the amendment of the Directors Plan is the same as a "no" vote.

                             INDEPENDENT ACCOUNTANTS


     The Company engaged Ernst & Young LLP as its independent accountants to audit its financial statements for the year ended December 31, 1996. Ernst & Young LLP has served as independent public accountants for the Company since 1989. The Company's Audit Committee makes its selection of the Company's independent accountants for the 1997 fiscal year in July, 1997.

     The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.



                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING


     Any qualified shareholder who desires to present a proposal for consideration at the 1998 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 17, 1997 and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1998 Annual Meeting of Shareholders.



                                  OTHER MATTERS


     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1997 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the Common Shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.


                                         By Order of the Board of Directors,



                                         Ronald L. McDermott
                                         Secretary


March 17, 1997

                                                                       Exhibit A


                    WORTHINGTON FOODS, INC. 1993 STOCK OPTION
                         PLAN FOR NON-EMPLOYEE DIRECTORS

      (Reflects share splits through March 3, 1997 and proposed amendments)


     1. Purpose and Eligibility. The purpose of this Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors (the "Directors Plan") is to enhance the value of the shareholders' investment in Worthington Foods, Inc. (the "Company") by encouraging those directors of the Company who are not full-time employees of the Company or any of its subsidiaries (collectively, the "Outside Directors" and individually, an "Outside Director") to acquire or increase and retain a financial interest in the Company and thereby encouraging the Outside Directors to remain as directors of the Company and to put forth maximum efforts for the success of the Company.

     It is intended that stock options ("Nonqualified Stock Options"), other than incentive stock options ("ISOs") (as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), may be granted to Outside Directors under the Directors Plan.


     2. Administration of the Directors Plan.
     (a) GENERAL. The Directors Plan shall be administered by the Board of Directors of the Company (the "Board").

     (b) AUTHORITY OF THE BOARD. The Board shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of this Directors Plan, to administer the Directors Plan and to exercise all the power and authority specifically granted to it under the Directors Plan or necessary or advisable, in the sole and absolute discretion of the Board, in the administration of the Directors Plan including, without limitation, the authority to: interpret and construe any provision of the Directors Plan or any option granted hereunder; make all required or appropriate determinations under the Directors Plan or any option granted hereunder; adopt, amend and rescind such rules and regulations relating to the Directors Plan as the Board shall determine in its discretion subject to the express provisions of the Directors Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Directors Plan.

     (c) INTERPRETATION. The interpretation and construction of any provision of the Directors Plan or any option granted hereunder and all determinations by the Board in each case shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the Board. No member of the Board shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Directors Plan or any option or transaction hereunder.

     (d) NO OTHER RIGHTS. Nothing contained in the Directors Plan, nor any option granted pursuant to the Directors Plan, shall confer upon any Outside Director covered by the Directors Plan any right to continue as a director of the Company nor limit in any way the right of the Company to terminate his status as a director at any time.


     3. The Stock. The shares available for issuance pursuant to the grant of options under the Directors Plan shall consist of a maximum 375,000 Common Shares, without par value (the "Common Stock"), of the Company, subject to adjustment as provided in Section 6 hereof. All shares acquired upon the exercise of options will be, in whole or in part, either Common Stock purchased by the Company in the open market and held in the treasury of the Company or authorized and unissued shares of Common Stock of the Company. Should an option (or a portion thereof) expire for any reason without being exercised, the shares subject to the portion of such option not so exercised shall be available for subsequent grants under the Directors Plan.


     4. Effective Date and Termination of Plan. The Directors Plan was adopted by the affirmative vote of the Board of Directors of the Company on February 9, 1993 and approved by the affirmative vote of the shareholders of the Company on April 21, 1993. The Directors Plan shall terminate upon the earlier of (i) April 22, 2003; or (ii) the date on which all shares available for issuance under the Directors Plan have been issued pursuant to the exercise of options granted hereunder; or (iii) the determination of the Board that the Directors Plan shall terminate. No options may be granted under the Directors Plan after the termination date, provided that the options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.


     5. Grant, Terms and Conditions of Options.
     (a) GRANT OF OPTIONS. Each person who was an Outside Director on April 21, 1993 was granted an option to purchase 16,666 shares of Common Stock (as adjusted for share splits) effective on April 21, 1993. Any individual who was newly elected or appointed an Outside Director after April 21, 1993 and prior to February 18, 1997 was granted an option to purchase 16,666 shares of Common Stock (as adjusted for share splits) effective on the third business day following the date of his appointment or election to the Board. Any individual who is first elected to the Board of Directors by the shareholders of the Company on or after April 22, 1997, shall be granted an option to purchase 7,500 shares of Common Stock effective on the third business day after the date on which he is so elected. In addition, each Outside Director who is re-elected to the Board by the shareholders on or after April 22, 1997, shall be granted an option, effective on the third business day after the date on which he is re-elected to the Board of Directors, to purchase 7,500 shares of Common Stock. If a person is appointed by the Board of Directors as an Outside Director to fill a vacancy on or after February 18, 1997, then he shall be granted an option, effective on the third business day after the date on which he is appointed, to purchase a number of shares of Common Stock equal to (a) 2,500 times (b) the number obtained by subtracting the calendar year in which he is appointed to the Board from the calendar year in which his initial term of office shall expire.

     (b) WHEN EXERCISABLE. Each option granted under the Directors Plan prior to February 18, 1997 shall vest and become nonforfeitable when, and only if, the Outside Director who has received the option continues to serve as a director of the Company for a period of six months following the date on which the option was granted. An option shall thereafter be fully vested and exercisable for the total number of shares subject to the option. Each option granted under the Directors Plan on or after December 18, 1997 shall vest and become nonforfeitable with respect to 2,500 shares of Common Stock on each anniversary of the grant date until the option is fully vested and exercisable so long as the Outside Director who has been granted the option continues to serve as a director of the Company on such anniversary date.

     (c) PRICE. The option exercise price per share of each option shall be equal to the fair market value of a share of Common Stock on the date of grant (as defined in subsection (i) hereof); provided that, the option exercise price shall be subject to adjustment as provided in Section 6 hereof.

     (d) TERM OF OPTIONS. Options shall be effective on and shall be of a term of five (5) years from the date of grant. Each such option shall be subject to earlier termination as provided in subsection (f) hereof.

     (e) NOTICE OF EXERCISE AND PAYMENT. To the extent that it is exercisable, an option shall be exercised by oral or written notice to the Company, stating the number of shares with respect to which the option is being exercised and the intended manner of payment. The date of the notice shall be the exercise date. Any oral notice of exercise shall be confirmed in writing in all cases to the Company no later than concurrently with payment for the shares as required herein. Payment for the shares purchased shall be made in full to the Company within ten (10) business days after the exercise date in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased, in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (as defined in subsection (i) hereof) equal to the option price for the shares being purchased, or a combination of Common Stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased. Payments of Common Stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. The person or persons exercising an option on behalf of an optionee shall be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

     (f) TERMINATION OF SERVICE.

     (i) Except as otherwise provided herein, an optionee's opinions are exercisable only by the optionee, are exercisable only while the optionee is a director of the Company and then only if the options have become exercisable by their terms and shall expire on the date the optionee ceases to be a director of the Company.

     (ii) In the event of the death of an optionee while a director of the Company, any unexercised options of such optionee granted under the Directors Plan (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of death, after which period such options shall expire. For purposes hereof, the estate of an optionee shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the optionee.

     (iii) In the event an optionee ceases to be a director of the Company by reason of a permanent disability (as defined below), any unexercised options of such optionee (whether or not then exercisable by their terms) shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months from the date the optionee ceases to be a director after which period such options shall expire. For purposes hereof, "permanent disability" shall be deemed to be the inability of the optionee to perform the duties of a director of the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine.

     (g) TRANSFERABILITY OF OPTIONS. Any option granted hereunder shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee or by his guardian or legal representative.

     (h) TAX WITHHOLDING. Any option granted hereunder shall provide for appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of Common Stock or other property thereby acquired and all such additional taxes or amounts as determined by the Board in its discretion. "Appropriate arrangements" may include the right to withhold Common Stock upon exercise of an option to satisfy withholding obligations.

     (i) FAIR MARKET VALUE. The "fair market value" of a share of Common Stock on any relevant date for purposes of any provision of the Directors Plan shall be the last reported sales price of a share of Common Stock on the Nasdaq National Market System on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

     (j) OPTION AGREEMENT. Each option granted under the Directors Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Outside Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Board. Each Agreement shall comply with and be subject to the terms and conditions of the Directors Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Directors Plan or Rule l6b-3 under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule l6b-3"), as may be determined by the Board.


     6. Adjustment and Changes in the Common Stock.
     (a) ADJUSTMENTS. In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or the declaration of a stock split, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Directors Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Directors Plan, such adjustment shall be made by the Board in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 6 shall be rounded to the nearest whole number of shares.

     (b) NOTICE OF ADJUSTMENT. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted, provided that such adjustment (whether or not such notice is a given) shall be effective and binding for all purposes of the Directors Plan and any instrument issued thereunder.

     (c) OTHER PROVISIONS. The grant of options under the Directors Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


     7. Regulatory Requirements.
     (a) REGISTRATION OF SHARES. No option granted pursuant to the Directors Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the registration or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option issued under the Directors Plan in a transaction that is subject to Chapter 1707 of the Ohio Revised Code shall not be exercisable except for shares of Common Stock which at the time of exercise are exempt, are the subject of an exempt transaction or are registered, under said Chapter 1707.

     (b) TRANSFER OF SHARES. If shares of Common Stock subject to an option are sold and transferred upon the exercise thereof to a person who (at time of such exercise or thereafter) controls, is controlled by or is under common control with the Company, or are sold and transferred in reliance upon exemptions under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, then upon such sale and transfer:

                           (i) Such  shares  shall  not be  transferable  by the
                  holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Act or the applicable laws of any state; and

                   (ii) The Company shall cause each stock certificate evidencing such shares to bear a legend reflecting applicable restrictions on the transfer thereof and may use the following or any other appropriate legend for that purpose:

                           SHARES  EVIDENCED BY THIS  CERTIFICATE ARE OWNED BY A
                  PERSON WHO MAY BE DEEMED AN AFFILIATE OF THE COMPANY WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR DISTRIBUTED EXCEPT PURSUANT TO (l) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT OR (2) UNTIL THE COMPANY HAS RECEIVED AN OPINION FROM ITS COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT OR THE APPLICABLE LAWS OF ANY STATE.

     (c) NO OBLIGATION. Nothing contained in the Directors Plan or elsewhere shall be construed to require the Company to take any action whatsoever to make exercisable any option granted under the Directors Plan or to make transferable any shares of Common Stock issued upon the exercise of any such option.

     8. Amendment of the Directors Plan. The Board may amend, terminate or suspend the Directors Plan at any time, in its sole and absolute discretion; provided that, shareholder approval of any such amendment of the Directors Plan shall be required if such approval is required (a) to satisfy the requirements of Rule 16b-3; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of the Nasdaq National Market System.

     9. Shareholder Rights. An optionee shall have none of the rights of a shareholder of the Company with respect to any shares subject to any option granted hereunder until such individual shall have exercised the option and been issued shares therefor.

     10. Severability. If any provision of the Directors Plan shall cause the Directors Plan to violate any provision of any applicable law, rule or government regulation or to be considered null and void, such provision shall be severed from the Directors Plan and shall be null and void or shall be deemed null and void ab initio, as shall be appropriate or necessary, and the Directors Plan shall continue in full force and effect as if such provision were not part of the Directors Plan.

     11. Use of Proceeds. The proceeds received by the Company from the sale of shares pursuant to the exercise of options granted under the Directors Plan shall be used for general corporate purposes.

     12. Expenses. The expenses of the Directors Plan shall be borne by the Company.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned holder(s) of common shares of Worthington Foods, Inc. (the "Company") hereby constitutes and appoints Allan R. Buller, George T. Harding, IV and William D. Parker, or any one of them, the Proxy or Proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, April 22, 1997, at The Worthington Hills Country Club, 920 Clubview Blvd. S., Worthington, Ohio 43235, at 11:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof as follows:

1.   To elect three directors to serve for terms of three years each.

     |_|  FOR election as director of the Company     |_|  WITHHOLD AUTHORITY to
          of all the nominees listed below (except         vote for all nominees
          as marked to the contrary below).*               listed below.

    Emil J. Brolick          Francisco J. Perez          Donald B. Shackelford

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. To adopt the proposed amendment to Article FOURTH of the Company's Amended and Restated Articles of Incorporation to increase the authorized number of common shares from 15,000,000 to 30,000,000.

     |_| FOR                 |_| AGAINST                 |_| ABSTAIN

3. To approve the amendment of the Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors.

     |_| FOR                 |_| AGAINST                 |_| ABSTAIN


4.   In their  discretion,  the Proxies are  authorized  to vote upon such other
     matters  as  may   properly   come   before  the  Annual   Meeting  or  any
     adjournment(s) thereof.


          (CONTINUED, AND TO BE EXECUTED AND DATED ON THE OTHER SIDE.)

                         (Continued from the other side)


     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NOS. 2 AND 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY OR PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE DIRECTORS MAY RECOMMEND.

     ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 22, 1997 meeting.

                                                Dated:____________________, 1997

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                Please sign exactly as your name
                                                appears   hereon.   When  common
                                                shares  are  registered  in  two
                                                names, both shareholders  should
                                                sign.  When signing as executor,
                                                administrator,          trustee,
                                                guardian,   attorney  or  agent,
                                                please  give full title as such.
                                                If shareholder is a corporation,
                                                please  sign in  full  corporate
                                                name  by   President   or  other
                                                authorized      officer.      If
                                                shareholder  is  a  partnership,
                                                please sign in partnership  name
                                                by  authorized  person.  (Please
                                                note any  change of  address  on
                                                this proxy.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON FOODS, INC. PLEASE FILL IN, DATE AND SIGN AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.